UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2016

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant's telephone number including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Compensation Arrangements for Certain Executive Officers

On August 3, 2016, the independent members of the Board of Directors of the Company took certain actions with respect to compensation arrangements for the following executive officers of the Company.

Richard L. Simons, President and Chief Executive Officer
Douglas J. Malone, Vice President and Chief Financial Officer
James P. Langa, Senior Vice President - Machine Solutions
William B. Sepanik, Vice President - Workholding
Urs Baumgartner, Vice President - Grinding

2016 Cash Incentive Plan

On August 3, 2016, the independent members of the Board of Directors of Hardinge, accepting the recommendations of the Compensation Committee of the Board of Directors, adopted terms for 2016 incentive compensation (payable in 2017) for the Company’s executive officers under the Hardinge Inc. Cash Incentive Plan (the “2016 Plan”).  The 2016 Plan provides incentive bonuses payable in cash to the Company’s executive officers based, in part, on the Company’s performance against specified financial performance goals. The Compensation Committee approves payments, if any, after the end of the year.

Target awards for each executive officer in the 2016 Plan are expressed as a percentage of the executive officer’s annual base salary. The 2016 target awards are as follows:

Executive Officer	Percentage of Base Salary

Richard L. Simons, President and Chief Executive Officer	70%
Douglas J. Malone, Vice President and Chief Financial Officer	50%
James P. Langa, Senior Vice President - Machine Solutions	50%
William B. Sepanik, Vice President - Workholding	50%
Urs Baumgartner, Vice President - Grinding	50%

As set by the Compensation Committee and adopted by the independent members of the Board of Directors, performance goals under the 2016 Plan for Messrs. Simons, Malone and Langa include a threshold, target and maximum for the Company’s (i) earnings before interest, taxes, depreciation and amortization (EBITDA) (the “EBITDA Goal”) and (ii) managed working capital (expressed as a percentage of annualized sales) (the “Managed Working Capital Goal”).

Performance goals under the 2016 Plan for Mr. Sepanik include a threshold, target and maximum for (i) the Company’s earnings before interest, taxes and depreciation and amortization (EBITDA) (the “EBITDA Goal”), (ii) Aftermarket Tooling and Accessories (“ATA”) segment earnings before interest, taxes and depreciation and amortization (EBITDA) (the “ATA EBITDA Goal”) and (iii) managed working capital for the ATA segment (expressed as a percentage of annualized sales) (the “ATA Managed Working Capital Goal”).

Performance goals under the 2016 Plan for Mr. Baumgartner include a threshold, target and maximum for (i) the Company’s earnings before interest, taxes and depreciation and amortization (EBITDA) (the “EBITDA Goal”), (ii) the Grinding operations earnings before interest, taxes and depreciation and amortization (EBITDA) (the “Grinding EBITDA Goal”) and (iii) managed working capital for the Grinding operations (expressed as a percentage of annualized sales) (the “Grinding Managed Working Capital Goal”).

Messrs. Simons, Malone and Langa are eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal and Managed Working Capital Goal:

% of Target Award Paid
	EBITDA Goal	Managed Working Capital Goal
Performance Result
Threshold	9.375%	9.375%
Target	37.50%	37.50%
Maximum	75.00%	75.00%

Mr. Sepanik is eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal, the ATA EBITDA Goal and the ATA Managed Working Capital Goal:

% of Target Award Paid
	EBITDA Goal	ATA EBITDA Goal	ATA Managed Working Capital Goal
Performance Result
Threshold	2.50%	6.875%	9.375%
Target	10.00%	27.50%	37.50%
Maximum	20.00%	55.00%	75.00%

Mr. Baumgartner is eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal, the Grinding EBITDA Goal and the Grinding Managed Working Capital Goal:

% of Target Award Paid
	EBITDA Goal	Grinding EBITDA Goal	Grinding Managed Working Capital Goal
Performance Result
Threshold	2.50%	6.875%	9.375%
Target	10.00%	27.50%	37.50%
Maximum	20.00%	55.00%	75.00%

In addition, the Compensation Committee retains full discretion to award or withhold incentive compensation in an amount up to 25% of an executive officer’s target award, regardless of the Company’s performance against the performance goals, and full discretion to reduce, but not increase, any award otherwise determined by the Company’s performance against the performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	August 9, 2016
		By:	/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer